Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES RECORD THIRD QUARTER 2020 RESULTS

•Third quarter net sales grew 12% to a record $531 million, with demand growth of 16%
•Third quarter operating income grew 78% and diluted EPS grew 90% to a record $1.79
•Generated a 51% increase in year-to-date operating cash flows, and a trailing twelve-months ROIC of 20.8%
•Provides 2020 earnings outlook of approximately $4.00 per diluted share, a 48% increase versus full-year 2019 earnings per diluted share of $2.70, on estimated net sales growth of 7% to 8%

MINNEAPOLIS – (October 14, 2020) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended September 26, 2020.

"Our exceptional third quarter performance reflects the ongoing relevance of our life-changing 360® smart beds as consumers deepen their understanding of the importance of quality sleep to their overall health and wellness,” said Shelly Ibach, President and CEO. “For the third consecutive year, since transitioning to our smart beds, our Q3 results reflect double-digit demand growth. We again demonstrated the resilience of our vertical business model through our top and bottom-line performance and a trailing twelve months ROIC of nearly 21%. I am thankful for our team's amazing dedication to our mission, their ingenuity and how they keep each other safe, healthy and happy. Driven by our purpose, we are accelerating our strategic initiatives, strengthening our competitive advantages and creating meaningful value for our customers, team, business partners and shareholders.”

Third Quarter Overview
•Net sales increased 12% to $531 million, including an 11% comparable sales gain; online and phone sales were up 111% versus the prior year and represented 14% of net sales
•Gross profit rate increased 70 basis points (bp) to 63.1% of net sales compared with 62.4% for the same period last year
•Operating income increased 78% to $70 million, or 13.1% of net sales, up 490 bp versus the prior year’s third quarter
•Earnings per diluted share increased 90% to $1.79, compared with $0.94 for the prior year

Cash Flows and Liquidity Review
•Generated $287 million in net cash from operating activities for the first nine months of 2020, up 51% versus last year, with year-to-date operating free cash flows of $259 million, up 81% versus prior year
•Invested $28 million in year-to-date capital expenditures compared to $47 million for the prior year period
•Return on invested capital (ROIC) of 20.8% for the trailing twelve-month period, up 240 bp versus the prior year comparable period
•Cash and liquidity available under our credit facility, before letters of credit, was $418 million at the end of the third quarter, up $180 million from the same period last year; repaid $75 million, 364-day term loan six months early and removed related LIBOR floor and share repurchase restriction
•Leverage ratio was 1.9x EBITDAR at the end of the third quarter, compared with 2.6x for the same period last year

Financial Outlook
The company expects to generate full-year 2020 earnings per diluted share of approximately $4.00, which would represent a 48% increase versus full-year 2019 earnings per diluted share of $2.70. The outlook assumes 7% to 8% net sales growth for 2020, including an estimated two percentage points of growth and approximately 25 cents per share from the 53rd week. The company also intends to resume share repurchases in the fourth quarter and to operate, over time, with leverage of 2.5x to 3.0x EBITDAR, with seasonal fluctuations expected.

Sleep Number Announces Third-quarter 2020 Results - Page 2 of 9
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Individuality is core to Sleep Number. Our purpose driven company is comprised of more than 4,300 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. Our 360® smart beds provide each sleeper with adjustable, personalized comfort for proven quality sleep. We have improved nearly 13 million lives as we strive to improve society’s wellbeing through higher quality sleep.

Sleep science and data are the foundation of our innovations. Our award-winning 360® smart beds benefit from our proprietary SleepIQ® technology - learning from nearly 8 billion hours of highly accurate sleep data - to provide effortless comfort and individualized sleep health insights, including your daily SleepIQ® score.

For life-changing sleep, visit SleepNumber.com or one of our 600 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious diseases; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third-parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs, pandemics, strikes, and the potential for shortages in supply; risks of disruption in the operation of our main manufacturing facilities or assembly distribution facilities; increasing government regulation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Third-quarter 2020 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 26, 2020	% of Net Sales	September 28, 2019	% of Net Sales
Net sales	$531,155	100.0%	$474,778	100.0%
Cost of sales	196,195	36.9%	178,388	37.6%
Gross profit	334,960	63.1%	296,390	62.4%
Operating expenses:
Sales and marketing	211,574	39.8%	213,133	44.9%
General and administrative	44,127	8.3%	35,098	7.4%
Research and development	9,644	1.8%	9,007	1.9%
Total operating expenses	265,345	50.0%	257,238	54.2%
Operating income	69,615	13.1%	39,152	8.2%
Interest expense, net	1,827	0.3%	3,131	0.7%
Income before income taxes	67,788	12.8%	36,021	7.6%
Income tax expense	16,468	3.1%	7,967	1.7%
Net income	$51,320	9.7%	$28,054	5.9%

Net income per share – basic	$1.83		$0.96

Net income per share – diluted	$1.79		$0.94

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	27,973		29,085
Dilutive effect of stock-based awards	661		711
Diluted weighted-average shares outstanding	28,634		29,796

Sleep Number Announces Third-quarter 2020 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 26, 2020	% of Net Sales	September 28, 2019	% of Net Sales
Net sales	$1,288,659	100.0%	$1,257,186	100.0%
Cost of sales	488,558	37.9%	481,377	38.3%
Gross profit	800,101	62.1%	775,809	61.7%
Operating expenses:
Sales and marketing	549,483	42.6%	568,799	45.2%
General and administrative	111,915	8.7%	102,466	8.2%
Research and development	28,399	2.2%	25,440	2.0%
Total operating expenses	689,797	53.5%	696,705	55.4%
Operating income	110,304	8.6%	79,104	6.3%
Interest expense, net	8,111	0.6%	8,968	0.7%
Income before income taxes	102,193	7.9%	70,136	5.6%
Income tax expense	24,363	1.9%	12,384	1.0%
Net income	$77,830	6.0%	$57,752	4.6%

Net income per share – basic	$2.79		$1.93

Net income per share – diluted	$2.73		$1.88

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	27,918		29,859
Dilutive effect of stock-based awards	642		829
Diluted weighted-average shares outstanding	28,560		30,688

Sleep Number Announces Third-quarter 2020 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	September 26, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$1,365	$1,593
Accounts receivable, net of allowance for doubtful accounts of $823 and $898, respectively	32,688	19,978
Inventories	83,258	87,065
Prepaid expenses	10,923	15,335
Other current assets	36,127	36,397
Total current assets	164,361	160,368
Non-current assets:
Property and equipment, net	178,482	197,421
Operating lease right-of-use assets	311,179	327,017
Goodwill and intangible assets, net	73,508	73,226
Other non-current assets	52,587	48,011
Total assets	$780,117	$806,043
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under credit facility	$33,500	$231,000
Accounts payable	167,139	134,594
Customer prepayments	75,043	34,248
Accrued sales returns	24,085	19,809
Compensation and benefits	61,751	40,321
Taxes and withholding	32,030	22,171
Operating lease liabilities	60,561	59,561
Other current liabilities	58,449	53,070
Total current liabilities	512,558	594,774
Non-current liabilities:
Deferred income taxes	7,037	3,808
Operating lease liabilities	281,733	298,090
Other non-current liabilities	81,616	68,802
Total non-current liabilities	370,386	370,700
Total liabilities	882,944	965,474
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 27,757 and 27,961 shares issued and outstanding, respectively	278	280
Additional paid-in capital	14,390	—
Accumulated deficit	(117,495)	(159,711)
Total shareholders’ deficit	(102,827)	(159,431)
Total liabilities and shareholders’ deficit	$780,117	$806,043

Sleep Number Announces Third-quarter 2020 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income	$77,830	$57,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,244	46,267
Stock-based compensation	15,554	12,034
Net loss (gain) on disposals and impairments of assets	208	(409)
Deferred income taxes	3,229	(895)
Changes in operating assets and liabilities:
Accounts receivable	(12,710)	(746)
Inventories	3,807	(1,626)
Income taxes	5,103	535
Prepaid expenses and other assets	3,666	(8,065)
Accounts payable	58,547	45,051
Customer prepayments	40,795	12,758
Accrued compensation and benefits	21,376	11,763
Other taxes and withholding	4,756	5,784
Other accruals and liabilities	18,877	9,629
Net cash provided by operating activities	287,282	189,832

Cash flows from investing activities:
Purchases of property and equipment	(28,074)	(46,757)
Proceeds from sales of property and equipment	53	2,577
Purchase of intangible assets	(945)	—
Net cash used in investing activities	(28,966)	(44,180)

Cash flows from financing activities:
Net decrease in short-term borrowings	(220,968)	(11,270)
Repurchases of common stock	(41,923)	(139,178)
Proceeds from issuance of common stock	4,650	5,752
Debt issuance costs	(303)	(1,023)
Net cash used in financing activities	(258,544)	(145,719)

Net decrease in cash and cash equivalents	(228)	(67)
Cash and cash equivalents, at beginning of period	1,593	1,612
Cash and cash equivalents, at end of period	$1,365	$1,545

Sleep Number Announces Third-quarter 2020 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Percent of sales:
Retail	86.0%	92.2%	85.2%	92.1%
Online and phone	13.7%	7.3%	14.5%	7.2%
Wholesale/other	0.3%	0.5%	0.3%	0.7%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	2%	9%	(8%)	7%
Online and phone	111%	20%	109%	10%
Total Retail comparable sales change	11%	10%	1%	8%
Net opened/closed stores	1%	4%	2%	5%
Total Retail	12%	14%	3%	13%
Wholesale/other	(28%)	8%	(60%)	(17%)
Total Company	12%	14%	3%	12%

Stores open:
Beginning of period	598	594	611	579
Opened	6	15	20	47
Closed	(8)	(7)	(35)	(24)
End of period	596	602	596	602

Other metrics:
Average sales per store ($ in 000's) [1]	$2,920	$2,858
Average sales per square foot [1]	$1,012	$1,029
Stores > $2 million net sales [2]	64%	70%
Stores > $3 million net sales [2]	26%	28%
Average revenue per mattress unit [3]	$4,802	$4,788	$4,824	$4,837
1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online and phone sales).
3 Represents Total Retail net sales divided by Total Retail mattress units.

Sleep Number Announces Third-quarter 2020 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income	$51,320	$28,054	$101,923	$84,742
Income tax expense	16,468	7,967	30,642	21,421
Interest expense	1,829	3,131	10,829	11,064
Depreciation and amortization	15,083	14,963	61,071	61,155
Stock-based compensation	8,470	4,146	20,177	13,348
Asset impairments	11	29	276	150
Adjusted EBITDA	$93,181	$58,290	$224,918	$191,880

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net cash provided by operating activities	$200,281	$119,485	$286,610	$186,922
Subtract: Purchases of property and equipment	6,379	12,861	40,556	58,260
Free cash flow	$193,902	$106,624	$246,054	$128,662

Calculation of Net Leverage Ratio under Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	September 26, 2020	September 28, 2019
Borrowings under credit facility	$33,500	$213,700
Outstanding letters of credit	3,997	3,497
Finance lease obligations	677	783
Consolidated funded indebtedness	$38,174	$217,980
Capitalized operating lease obligations [1]	546,850	514,921
Total debt including capitalized operating lease obligations (a)	$585,024	$732,901

Adjusted EBITDA (see above)	$224,918	$191,880
Consolidated rent expense	91,142	85,807
Consolidated EBITDAR (b)	$316,060	$277,687

Net Leverage Ratio under credit facility (a divided by b)	1.9 to 1.0	2.6 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.
Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2020 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	September 26, 2020	September 28, 2019
Net operating profit after taxes (NOPAT)
Operating income	$143,295	$117,224
Add: Rent expense [1]	91,142	85,807
Add: Interest income	97	4
Less: Depreciation on capitalized operating leases [2]	(23,700)	(21,821)
Less: Income taxes [3]	(50,584)	(44,298)
NOPAT	$160,250	$136,916

Average invested capital
Total deficit	$(102,827)	$(164,487)
Add: Long-term debt [4]	34,177	214,482
Add: Capitalized operating lease obligations [5]	729,136	686,456
Total invested capital at end of period	$660,486	$736,451

Average invested capital [6]	$770,197	$743,271

Return on invested capital (ROIC) [7]	20.8%	18.4%
1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.
3 Reflects annual effective income tax rates, before discrete adjustments, of 24.0% and 24.4% for 2020 and 2019, respectively.
4 Long-term debt includes existing finance lease liabilities.
5 A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.
6 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
7 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.